Exhibit 99.1

Federal Energy Regulatory Commission Approves Cheniere Energy's Corpus
                    Christi LNG Receiving Terminal

    HOUSTON--(BUSINESS WIRE)--April 13, 2005--Cheniere Energy, Inc. (AMEX:LNG) announces that the Federal Energy Regulatory Commission
(FERC) has today approved its Corpus Christi liquefied natural gas
(LNG) receiving terminal and pipeline project. The approval, under
Section 3 of the Natural Gas Act, authorizes Cheniere's wholly-owned limited partnership, Corpus Christi LNG, L.P. (Corpus Christi LNG) to site, construct and operate its planned 2.6 billion cubic feet per day (Bcf/d) LNG receiving terminal. FERC concurrently approved Cheniere Corpus Christi Pipeline Company's request for authorization to site, construct and operate the LNG receiving terminal's associated pipeline under Section 7(c) of the Natural Gas Act.
    Corpus Christi LNG filed an application with FERC seeking authorization under the Natural Gas Act Sections 3(a) and 7(c) for the Corpus Christi facilities on December 22, 2003. On March 7, 2005, the FERC staff concluded in a Final Environmental Impact Statement that approval of the Corpus Christi LNG receiving terminal and pipeline project, with appropriate mitigating measures as recommended, would have limited adverse environmental impact. Cheniere plans to break ground on construction of the Corpus Christi LNG receiving terminal later this year and commence commercial operations in late 2008.
    In addition to initial vaporization capacity of 2.6 Bcf/d, the facility will have two docks capable of handling LNG carriers of up to 250,000 cubic meters of cargo, and three LNG storage tanks with an aggregate LNG storage capacity of 10.1 Bcf of natural gas equivalent. Cheniere Energy is the General Partner of Corpus Christi LNG L.P. and owns 100% of the limited partner interests.
    Cheniere Energy, Inc. is a Houston-based energy company engaged in developing LNG receiving terminals in the Gulf of Mexico. In addition to its Corpus Christi LNG receiving terminal, Cheniere is building a 100% owned Gulf Coast LNG Receiving Terminal near Sabine Pass in Cameron Parish, LA and one near the Creole Trail in Cameron Parish, LA. Cheniere is also a 30% limited partner in Freeport LNG Development, L.P., which is building an LNG Receiving Terminal in Freeport, Texas. Cheniere is also engaged in oil and gas exploration activities in the Gulf of Mexico using a regional database of 7,000 square miles of PSTM 3D seismic data. Cheniere owns 9% of Gryphon Exploration Company, along with Warburg, Pincus Equity Partners, L.P., which owns 91%. Additional information about Cheniere Energy, Inc. may be found on its Web site at www.cheniere.com.

    This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are "forward-looking statements." Included among "forward-looking statements" are, among other things, (i) statements regarding Cheniere's business strategy, plans and objectives and (ii) statements expressing beliefs and expectations regarding the development of Cheniere's LNG receiving terminal business. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere's periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements.

    CONTACT: Cheniere Energy, Inc., Houston
             Suzanne McLeod, 713-265-0208
             info@cheniere.com